Exhibit 4.25

Execution Version

FIRST AMENDMENT TO INDENTURE

FIRST AMENDMENT TO INDENTURE, dated as of February 13, 2020 (this “Amendment”) to the Indenture, dated as of November 13, 2019 (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), between Diversified ABS LLC, a Pennsylvania limited liability company (the “Issuer”), and UMB Bank, N.A., a national banking association, as indenture trustee and not in its individual capacity, and any successor thereto in such capacity (the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuer and the Indenture Trustee are parties to the Indenture;

WHEREAS, the Issuer and the Indenture Trustee desire to enter into, execute and deliver this Amendment in compliance with the terms of the Indenture;

WHEREAS, Section 9.1(a)(i) of the Indenture permits the Issuer and the Indenture Trustee, when authorized by an Issuer Order, to supplement or amend the terms of the Indenture with the consent of the Noteholder so long as the Indenture Trustee receives an Officer’s Certificate of the Issuer and an Opinion of Counsel (which opinion will be subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the Issuance of the Notes) stating that the execution of such supplemental indenture (1) is authorized or permitted by the Indenture and that all conditions precedent under the Indenture for the execution of the supplemental indenture have been complied with, (2) will not cause the Issuer to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes and (3) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes;

WHEREAS, the Issuer and the Indenture Trustee, desire to enter into this Amendment as an amendment to the Indenture in compliance with the terms thereof;

WHEREAS, confirmation from the Rating Agency that no immediate withdrawal or reduction with respect to its current rating of the Notes has been received with respect to this Amendment and the Issuer has received an Opinion of Counsel (which opinion is subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the Issuance of the Notes) stating that the execution of this Amendment (1) will not cause the Issuer to become a corporation or another entity taxable as a corporation for U.S. federal income tax purposes and (2) will not cause the Notes that were characterized as indebtedness at issuance to be treated as other than indebtedness for U.S. federal income tax purposes; and

WHEREAS, in accordance with Section 9.1(a) of the Indenture, the Issuer and the Indenture Trustee, by their signatures below, have agreed to the entry into this Amendment and the Noteholder, by its signature below, has consented to the entry into this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Noteholder and the Indenture Trustee hereby agree as follows:

AGREEMENTS

SECTION 1.    Defined Terms. Capitalized terms used and not otherwise defined herein (including the preamble and recitals hereto) shall have the meanings specified in the Indenture, as amended hereby.

SECTION 2.    Amendments to the Indenture.

(a)            As of the date hereof, the Indenture is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth in the conformed Indenture attached as Exhibit A hereto (the “Amended Indenture”); and

(b)            except as expressly set forth in this Amendment, the Exhibits and Schedules to the Indenture shall be the Exhibits and Schedules to the Amended Indenture and on and after the date hereof, unless otherwise specified, any reference to “Indenture” in the Exhibits and/or Schedules and/or Basic Documents included in the Indenture shall be a reference to the Indenture, as amended, amended and restated, supplemented or otherwise modified from time to time.

SECTION 3.    Reference to and Effect on the Indenture; Ratification.

(a)            Upon the effectiveness hereof, on and after the date hereof, each reference in the Indenture to “this Indenture”, “hereunder”, “hereof” or words of like import referring to the Indenture, and each reference in any other agreement to “the Indenture”, “thereunder”, “thereof” or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

(b)            Except as specifically amended above, the Indenture dated as of November 13, 2019 is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party hereto under the Indenture, or constitute a waiver of any provision of any other agreement.

SECTION 4.    Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The parties hereto agree and acknowledge that the confirmation from the Rating Agency that no immediate withdrawal or reduction with respect to its current rating of the Notes has been satisfied with respect to this Amendment.

SECTION 5.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

2

SECTION 6.    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.    Captions. The captions in this Amendment are for convenience of reference only and shall not affect the construction hereof or thereof.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIVERSIFIED ABS LLC

By:	/s/ Eric Williams
	Name:	Eric Williams
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Indenture]

UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Michele Voon

Name:	Michele Voon
Title:	Vice President

[Signature Page to First Amendment to Indenture]

CONSENTED TO BY:

MUNICH RE RESERVE RISK FINANCING, INC., as Noteholder

By:	/s/ George Carrick
	Name:	George Carrick
	Title:	President & CEO Munich Re Reserve Risk Financing, Inc.

By:	/s/ Justin Moers
	Name:	Justin Moers
	Title:	Vice President Munich Re Reserve Risk Financing, Inc.

[Signature Page to First Amendment to Indenture]

EXHIBIT A

AMENDED INDENTURE

[**Omitted**]

SCHEDULE A

Schedule of Assets

[**Omitted**]

Sch. A

SCHEDULE B

Scheduled Principal Distribution Amounts

[**Omitted**]

Sch. B

SCHEDULE 3.3

Schedule of Legal Proceedings and Orders

[**Omitted**]

Sch. 3.3

SCHEDULE 3.4(b)

Schedule of Compliance with Laws and Governmental Authorizations

[**Omitted**]

Sch. 3.4(b)

SCHEDULE 3.7

Schedule of Employee Benefit Plans

[**Omitted**]

Sch. 3.7

EXHIBIT A

FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND WILL NOT BE LISTED ON ANY EXCHANGE. THIS NOTE SHALL NOT BE TRANSFERRED OR ASSIGNED, AND NO INTEREST IN THIS NOTE SHALL BE TRANSFERRED OR ASSIGNED, UNLESS THE NOTEHOLDER AND THE TRANSFEREE OR ASSIGNEE, AS APPLICABLE, COMPLY WITH THE TERMS AND CONDITIONS OF SECTION 2.4 OF THE INDENTURE. NO TRANSFER OF THIS NOTE SHALL BE MADE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. EXCEPT IN A TRANSFER TO DIVERSIFIED PRODUCTION, LLC (“DIVERSIFIED”) OR BY DIVERSIFIED TO AN AFFILIATE THEREOF, IN THE EVENT THAT A TRANSFER IS TO BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE SECURITIES ACT AND STATE SECURITIES LAWS, IN ORDER TO ASSURE COMPLIANCE WITH THE SECURITIES ACT AND SUCH LAWS, THE NOTEHOLDER DESIRING TO EFFECT SUCH TRANSFER AND SUCH NOTEHOLDER’S PROSPECTIVE TRANSFEREE SHALL EACH CERTIFY TO THE ISSUER, THE INDENTURE TRUSTEE AND DIVERSIFIED IN WRITING THE FACTS SURROUNDING THE TRANSFER IN SUBSTANTIALLY THE FORMS SET FORTH IN EXHIBIT B TO THE INDENTURE (THE “TRANSFEROR CERTIFICATE”) AND EXHIBIT C TO THE INDENTURE (THE “INVESTMENT LETTER”). EACH NOTEHOLDER DESIRING TO EFFECT SUCH A TRANSFER SHALL, BY ITS ACCEPTANCE OF SUCH NOTE, HAVE AGREED TO INDEMNIFY THE ISSUER, THE INDENTURE TRUSTEE AND DIVERSIFIED (IN ANY CAPACITY) AGAINST ANY LIABILITY THAT MAY RESULT IF THE TRANSFER IS NOT SO EXEMPT OR IS NOT MADE IN ACCORDANCE WITH FEDERAL AND STATE SECURITIES LAWS.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

Ex. A-1

REGISTERED	$[ ]

No.: ___	PPN: 25512# AA2

DIVERSIFIED ABS LLC

5.00% NOTES

Diversified ABS LLC, a Pennsylvania limited liability company (herein referred to as the “Issuer”), for value received, hereby promises to pay to [Purchaser], or registered assigns, the principal sum of $[ ] payable on each Payment Date from the Available Funds on deposit in the Collection Account pursuant to Section 8.6 of the Indenture dated as of November 13, 2019 (the “Indenture”), between the Issuer and UMB Bank, N.A., as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the earlier of January ~~15~~28, 2037 (the “Final Scheduled Payment Date”) and the Redemption Date, if any, pursuant to Section 10.1 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture, which also contains rules as to construction that shall be applicable herein.

The Issuer will pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note is paid or made available for payment, on the principal amount of this Note outstanding on the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Interest on this Note will accrue for each Payment Date from and including the most recent Payment Date on which interest has been paid (in the case of the initial Payment Date, from the Closing Date) to but excluding such current Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Ex. A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer, as of the date set forth below.

Date: _________________	DIVERSIFIED ABS LLC

By:

Name:
Title:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Date: _________________	UMB BANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Ex. A-3

[REVERSE OF NOTE]

This Note is the duly authorized issue of Notes of the Issuer, designated as its 5.00% Notes (herein called the “Notes”), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes.

The Notes are and will be secured by the collateral pledged as security therefor as provided in the Indenture and subject to the subordination provisions set forth therein.

Principal of the Notes will be payable on each Payment Date and, if the Notes have not been paid in full prior to the Final Scheduled Payment Date, on the Final Scheduled Payment Date, in an amount described on the face hereof. “Payment Date” means the ~~15~~28th day of each month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date will be February ~~15~~28, 2020.

As described above, the entire unpaid principal amount of this Note shall be due and payable on the Final Scheduled Payment Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture or (ii) such Event of Default arises as a result of an event set forth in Section 5.1(a)(iv) or v of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by wire transfer in immediately available funds to the account designated by the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person in whose name this Note is registered as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee’s principal Corporate Trust Office.

The Issuer shall pay interest on overdue installments of interest at the Note Interest Rate to the extent lawful.

Ex. A-4

As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder, by acceptance of a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Each Noteholder, by acceptance of a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder will not at any time institute against Diversified or the Issuer, or join in any institution against Diversified or the Issuer of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

Each Noteholder, by acceptance of a Note, represents and agrees that if it is acquiring such Note, or any interest or participation therein, as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and that it has full power to make the acknowledgments, representations and agreements contained herein on behalf of each such account.

Each Noteholder, by acceptance of a Note, represents and agrees that it is purchasing such Notes for its own account, or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes, or any interest or participation therein pursuant to the provisions of this Note or the Indenture.

Ex. A-5

Each Noteholder, by acceptance of a Note, acknowledges that transfers of such Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Note and the Indenture.

Each Noteholder, by acceptance of a Note or a beneficial interest therein, acknowledges that interest on the Notes will be treated as United States source interest, and, as such, United States withholding tax may apply. If such withholding tax does apply, the Indenture Trustee or Paying Agent may withhold such payments in accordance with applicable law. Each such Holder that claims exemption from, or eligibility for a reduced rate of, withholding tax further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence such status and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Notes may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if any payment made under this Note or the Indenture would be subject to United States federal withholding tax, including any withholding tax imposed by FATCA, if the recipient of such payment were to fail to comply with applicable law (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Issuer, with a copy to the Indenture Trustee (or if the recipient fails to so deliver, the Issuer shall deliver to the Indenture Trustee any such withholding information, to the extent the Issuer shall have previously received such information), at the time or times prescribed by the Code and at such time or times reasonably requested by the Issuer or the Indenture Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Issuer or the Indenture Trustee to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations, including under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreements entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or generally accepted practices adopted pursuant to any such intergovernmental agreements, and any amendments made to any of the foregoing after the date of this Indenture.

Each Noteholder, by acceptance of a Note covenants and agrees that any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Note and the Indenture will be deemed void ab initio by the Issuer and Indenture Trustee.

Each Noteholder, by acceptance of a Note, acknowledges that the Indenture Trustee, the Note Registrar, the Issuer and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and covenants and agrees that if any of the foregoing are no longer accurate, it shall promptly notify the Issuer.

Ex. A-6

The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. Each Noteholder, by its acceptance of a Note, agrees to treat Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for federal income tax purposes), any other persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by law) for all purposes including federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

Each Noteholder, by acceptance of a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under FATCA to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by law or that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or if required by applicable law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to a Noteholder that fails to comply with the requirements of the preceding sentence.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice or knowledge to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Majority Noteholders. The Indenture also contains provisions permitting the Majority Noteholders, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

Ex. A-7

The term “Issuer” as used in this Note includes any successor to the Issuer under the Indenture.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of the Indenture Trustee, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

Ex. A-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                                                                                                             , attorney, transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	*

Signature Guaranteed:
*

*	NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements may include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

Ex. A-9

EXHIBIT B

FORM OF TRANSFEROR CERTIFICATE

[**Omitted**]

Ex. B-1

EXHIBIT C

FORM OF INVESTMENT LETTER

[**Omitted**]

Ex. C-1

EXHIBIT D

FORM OF STATEMENT TO NOTEHOLDERS

[**Omitted**]

Ex. D-1